UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2009
InferX Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-051720	54-1614664
(State or other jurisdiction	(Commission	(IRS Employer Identification No.)
of incorporation)	File Number)

46950 Jennings Farm Drive Suite 290, Sterling, VA		20164
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 444-6030

1818 Library Street
Suite 500, Reston, VA 20190
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry Into a Material Definitive Agreement.

On June 15, 2009 the registrant (“InferX”) amended the merger agreement  dated March 16, 2009 with The Irus Group, Inc. under which it intends to effect a reverse triangular merger between The Irus Group, Inc. and InferX’s wholly-owned subsidiary, Irus Acquisition Corp.  In light of InferX’s existing capital structure it will issue to The Irus Group 10 million shares of its common stock or approximately 56% of its issued and outstanding shares of common stock rather than 70% of the issued and outstanding shares of InferX common stock.  The remaining terms of the merger agreement are unchanged.

The preceding description of the amended merger agreement is only a summary and is qualified in its entirety by reference to the amended merger agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

      10.1       First Amended and Restated Agreement of Merger and Plan of Reorganization by and among InferX Corporation, Irus Acquisition Corp., and The Irus Group, Inc. dated June 15, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 16, 2009	InferX Corporation

	By:	/s/ B.K. Gogia
B.K. Gogia
President and Chairman